Exhibit 99.1

News Release

Independent Bank Corporation
4200 East Beltline
Grand Rapids, MI 49525
616.527.5820

For Release:	Immediately

Contact:	William B. Kessel, President and CEO, 616.447.3933
Stephen A. Erickson, Chief Financial Officer, 616.447.3914

INDEPENDENT BANK CORPORATION
COMPLETES PRIVATE PLACEMENT OF
$40 MILLION IN SUBORDINATED NOTES

GRAND RAPIDS, Mich., May 27, 2020 — Independent Bank Corporation (NASDAQ: IBCP) (the "Company"), the holding company of Independent Bank, a Michigan-based community bank, announced today that it has completed the private placement of $40 million in fixed-to-floating rate subordinated notes due 2030 (the "Notes").  The Notes have been structured to qualify as Tier 2 capital under bank regulatory guidelines, and the proceeds from the sale of the Notes will be utilized for general corporate purposes.

The Notes will initially bear interest at a fixed rate of 5.95% per annum until May 31, 2025, payable semi-annually in arrears.  For the remainder of the term, the Notes, which mature on May 31, 2030, will bear an interest rate that will reset quarterly to an annual floating rate equal to the then-current three-month term Secured Overnight Financing Rate (SOFR) plus 582.5 basis points, payable quarterly in arrears.  The Company is entitled to redeem the Notes, in whole or in part, on any interest payment date on or after May 31, 2025, and to redeem the Notes at any time in whole upon certain other specified events.

In connection with the issuance of the Notes, the Company recently obtained ratings from Kroll Bond Rating Agency ("KBRA"), a nationally recognized statistical rating organization registered with the Securities and Exchange Commission.  KBRA assigned the Notes an investment grade rating of BBB-.

Keefe, Bruyette & Woods, A Stifel Company served as the sole placement agent and was advised by Squire Patton Boggs (US) LLP.  Independent Bank Corporation was advised by Varnum LLP.

The Notes have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and the Notes may not be offered or sold absent registration or an applicable exemption from registration requirements.  The Notes are not deposits and are not insured by the FDIC.  This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, any security.

About Independent Bank Corporation

Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $3.6 billion.  Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates a branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary.  This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and insurance services.  Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

For more information, please visit our Web site at:  IndependentBank.com.

Forward-Looking Statements

Readers should note that this press release includes "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended (referred to as the Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), and the U. S. Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including but not limited to statements about the Company's financing and use of proceeds from the notes offering, are forward-looking statements.  You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target," and other similar words and expressions relating to the future.  Actual results may differ materially, and adversely or positively, from the expectations of the Company that are expressed or implied by any forward-looking statement.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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